UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

June 8, 2017
Date of Report (Date of earliest event reported)

CIBER, Inc.
(Exact name of Registrant as specified in its charter)

Delaware	001-13103	38-2046833
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification No.)
incorporation)

6312 South Fiddler’s Green Circle, Suite 600E
Greenwood Village, Colorado, 80111
(Address of principal executive offices) (Zip code)

(303) 220-0100
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐    Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.   Entry into a Material Definitive Agreement.

As previously reported in a Current Report filed on Form 8-K filed with the SEC on May 19, 2017 (the “Prior 8-K”), Ciber, Inc. (the “Company”) entered into an Asset Purchase Agreement (the “Purchase Agreement”) with HTC Global Ventures, LLC (the “Purchaser”), pursuant to which the Purchaser agreed to acquire all or substantially all of the assets of the Company and its subsidiaries Ciber International LLC and Ciber Consulting, Inc. (together with the Company, the “Debtors”) relating to the Debtors’ North American business, along with 100% of the capital stock in wholly-owned non-Debtor subsidiary CIBERsites India Private Limited, on the terms set forth in the Purchase Agreement through a sale under 11 U.S.C. § 363 (“Asset Sale”).

On June 8, 2017, the Company and the Purchaser entered into the First Amendment to the Asset Purchase Agreement (“Amendment No. 1”), which was authorized pursuant to the Order authorizing the Asset Sale entered by the United States Bankruptcy Court for the District of Delaware and was consented to by the Official Committee of Unsecured Creditors and the agent for the Company’s debtor-in-possession financing facility (the “DIP Financing”). Among other things, Amendment No. 1 increased the assumption of certain liabilities of the Company and reduced the cash purchase price from $93.0 million to $90.7 million.

The foregoing description of Amendment No. 1 does not purport to be complete and is qualified in its entirety by reference to Amendment No. 1 filed as Exhibit 2.1 to this report.

Item 1.02. Termination of a Material Definitive Agreement.

The information set forth below under Item 2.01 is hereby incorporated by reference into this Item 1.02.

Item 2.01. Completion of Acquisition or Disposition of Assets.

The closing of the Asset Sale contemplated under the Asset Purchase Agreement, as amended, occurred on June 8, 2017. The proceeds of the Asset Sale were used in part to pay in full the $35.7 million outstanding under the DIP Financing. As a result, the DIP Financing was terminated upon the closing of the Asset Sale and concurrently therewith the lenders thereunder released all liens and security interests against the Debtors that were granted in connection with the DIP Financing.

The Company is evaluating its options with respect to the sale of the remaining immaterial assets and winddown of the Company.

Item 7.01. Regulation FD Disclosure.

The Company expects that cash distributions to shareholders, if any, as a result of the consummation of the Asset Sale will be made pursuant to a plan of liquidation. The amount of any distribution to shareholders, if any, is subject to a number of factors including, without limitation: (a) any filed claims against the Company, which are due for the majority of creditors on July 14, 2017, (b) monetization of remaining estate assets and (c) and payment of the Company’s expenses. As a result, the Company is unable to predict whether shareholders will receive any cash distributions or the amount of any such distributions.

The information in Item 7.01 of this Form 8-K is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of such section. The information in Item 7.01 of this Form 8-K shall not be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any incorporation by reference language in any such filing.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 relating to Ciber’s operations, results of operations and other matters that are based on Ciber’s current expectations, estimates, forecasts and projections. Words, such as “anticipate,” “believe,” “could,” “expect,” “estimate,” “intend,” “may,” “opportunity,” “plan,” “positioned,” “potential,” “project,” “should,” and “will” and similar expressions, are intended to identify these forward-looking statements. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Forward-looking statements are based on assumptions as to future events that may not prove to be accurate. For a more detailed discussion of these risks, see the information under the “Risk Factors” heading in Ciber’s Annual Report on Form 10-K for the year ended December 31, 2015, Ciber’s Quarterly Report on Form 10-Q for the three months ended September 30, 2016, and other documents filed with or furnished to the SEC. Other than as required by law, Ciber undertakes no obligation to publicly update any forward-looking statements in light of new information or future events. Readers are cautioned not to put undue reliance on forward-looking statements.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit	Description

2.1	First Amendment to Asset Purchase Agreement, dated as of June 8, 2017, by and between HTC Global Ventures, LLC and Ciber, Inc. *

*
Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule or exhibit will be furnished supplementally to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Ciber, Inc.

Date: June 9, 2017	By:	/s/ Christian Mezger
Christian Mezger
Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description

2.1	First Amendment to Asset Purchase Agreement, dated as of June 8, 2017, by and between HTC Global Ventures, LLC and Ciber, Inc. *

*
Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule or exhibit will be furnished supplementally to the Securities and Exchange Commission upon request.